Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

MEI Pharma, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated September 4, 2017, relating to the financial statements and the effectiveness of MEI Pharma, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

June 6, 2018